Exhibit 10.1
                                  AMENDMENT TO
                                 LOAN AGREEMENT


         THIS AMENDMENT TO LOAN AGREEMENT (the "Amendment") is made and entered into this 11th day of January, 2000, by and between HERLEY INDUSTRIES, INC., a Delaware corporation, having offices at 10 Industry Drive, Lancaster, Pennsylvania 17603 (the "Borrower") and ALLFIRST BANK, a Maryland state-chartered commercial bank, successor to The First National Bank of Maryland, a division of FMB Bank, having offices at 1703 Oregon Pike, Lancaster, Pennsylvania 17601 (the "Lender").

                              B A C K G R O U N D :

     A. Borrower has borrowed from Lender and desires to continue to borrow from Lender in connection with the operation of its business(es). On February 16, 1999, the parties entered into a Loan Agreement relative to a Revolving Loan and a Mortgage Loan (the "Agreement"). The Agreement is incorporated herein by reference and made a part hereof. All capitalized terms used herein without definition which are defined in the Agreement shall have the meanings set forth therein.

     B. The parties desire to amend the Agreement.

     C. Borrower has no defense, charge, defalcation, claim, plea, demand or set-off against the Agreement or any of the Loan Documents.

         NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

         1.       That the above Background is incorporated herein by reference.

         2. That Section 1.1 of the Agreement is amended to extend the current Revolving Loan Maturity Date from January 31, 2001, to January 31, 2002 and to increase the stated principal amount of the Revolving Loan Note from Twenty Million Dollars ($20,000,000) to Thirty Million Dollars ($30,000,000).

         3. That Section 2.2 of the Agreement is amended to increase the maximum Outstanding Revolving Loan Amount from Twenty Million Dollars ($20,000,000) to Thirty Million Dollars ($30,000,000).

         4. That Section 2.2.3 of the Agreement is amended to provide that Borrower shall now have the option, exercisable at any time prior to the Revolving Loan Maturity Date, to convert all or any part of the Revolving Loan to a term loan(s) payable in not more than sixty (60) consecutive equal monthly principal payments plus accrued interest. Any such term loan(s) shall be evidenced by a promissory note of the Borrower in form and content satisfactory to Lender, which will supplement but not supersede or replace the Revolving Loan Note.



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         5. That  Section  2.5 of the  Agreement  is  amended  to  provide  that interest will accrue on the outstanding principal balance of the Revolving Loan at a rate per annum equal to the Federal Funds Target Rate as established by the Federal Open Market Committee of the Federal Reserve Board, as in effect from time to time plus the following increments based on the Borrower's Tangible Net Worth as reported (GAAP defined) quarterly on its 10Q or 10K financial
statements.   The  interest  rate  shall  change   effective   with  the  Bank's
implementation or changes in the Federal Funds Target Rate as publicly announced.

                  Tangible Net Worth                            Increment

                  Greater than $25,000,000                      1.65%

                  Less than or equal to $25,000,000             1.80%

The interest rate will revert (prospectively) automatically to the appropriate rate should Borrower's Tangible Net Worth subsequently change from the level which prompted the adjustment.

        6. That Section 2.7 of the Agreement is amended to add a subsection (d) to read in its entirety as follows:

                           (d) The Borrower agrees to pay to the Lender quarterly in arrears, on the last day of each quarter, an availability fee calculated at 15 basis points per annum on the average daily unused portion of the Revolving Loan between $20,000,000 and $30,000,000 during that quarter.

         7. That Section 5.9 of the Credit Agreement is amended to provide that the Revolving Loan will be subject to review and, at Bank's option, modification by Bank in the event of any change(s) in executive management or a sale(s) of Borrower.

         8. That Section 6.11 of the Agreement is amended to provide that Borrower will not permit the Tangible Net Worth of Borrower, on a consolidated basis, to be less than $18,000,000 at any time until FYE 2000 or less than $22,000,000 at any time from FYE 2000 until FYE 2001 or less than $25,000,000 at any time from FYE 2001 and thereafter while any Loan remains outstanding and unpaid or any other amount is owing under any Loan Document to Lender.

         9. That Section 6.12 of the Agreement is amended to provide that Borrower shall maintain a maximum Debt-to-Tangible Net Worth Ratio of 2.50-to-1 until FYE 2000 and 2.25-to-1 from FYE 2000 until FYE 2001 and 1.70-to-1 from FYE 2001 and thereafter while any Loan remains outstanding and unpaid or any other amount is owing under any Loan Document to Lender.

        10. That the Agreement is amended to add a Section 6.14 to read in its entirety as follows:


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                  6.14     Treasury Stock Repurchases.
                           --------------------------

                           Execute  treasury  stock  repurchases,   except  that
                  Borrower may execute treasury stock repurchases in annual amounts not in excess of 50% of net income provided that such repurchase(s) does not trigger any financial covenant default(s).

         11. That the Borrower reaffirms and restates the representations and warranties set forth in Article VII of the Agreement, as amended by this Amendment, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date(s). The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lender that (i) this Amendment has been duly authorized, executed and delivered and constitute a legal, valid and binding obligation of the Borrower, and is enforceable in accordance with its terms; (ii) the Borrower is not in default under the Agreement or any of the other Loan Documents, and the Borrower is in full compliance with all of the terms and conditions thereof; (iii) no event exists, or is likely to exist in the future, which with the passage of time, notice, or both, will constitute a default under the Agreement or any of the other Loan Documents; and (iv) there have been no material adverse changes in the Borrower's finances or operations which would cause the Borrower to be in default under any of the financial covenants contained in the Loan Documents.

         12. That the terms and conditions, paragraph sections, collateral and guaranty requirements, representations and warranties of the Agreement and Loan Documents, together with all understandings by and between the parties to this Amendment evidenced by writings of the same or subsequent date not in conflict with the above modifications under this Amendment shall remain in full force and effect as the agreement of the parties relative to the Loans, and are hereby ratified, reaffirmed and confirmed.

         13. That all references to the Agreement, the Loan Documents, and the other documents and instruments delivered pursuant to or in connection therewith, as well as in writings of the same or subsequent date, shall mean the Agreement as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time. Similarly, all references to The First National Bank of Maryland, a division of FMB Bank, shall be deemed to have been made and to refer to Allfirst Bank, successor to The First National Bank of Maryland, a division of FMB Bank.

         14. That the parties hereto shall, at any time, and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers all as of the day and year first above written.

ATTEST:                                HERLEY INDUSTRIES, INC., a Delaware
                                       corporation



______________________________         By:________________________________

Title:________________________         Title:_____________________________



______________________________         By:________________________________

Title:________________________         Title:_____________________________



                                       ALLFIRST BANK, successor to The First
                                       National Bank of Maryland, a Division
                                       of FMB Bank


                                       By:________________________________

                                       Title:_____________________________


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